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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT
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                              W I T N E S S E T H
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  This Employment Agreement is entered into on March 27, 1995 by and between
Ventura County National Bancorp (hereinafter referred to as "Bank"), and Simone Lagomarsino (hereinafter referred to as "Executive"),


     WHEREAS, Ventura County National Bancorp is a holding company which operates Ventura County National Bank, N.A., and Frontier Bank, N.A., which are organized for the purpose of carrying on the business of a national bank by the Office of the Comptroller of the Currency (the "Comptroller"); and

     WHEREAS, in order to insure the successful management Ventura County National Bancorp and Bank desires to avail itself of the experience, skills, abilities and knowledge of Executive; and,

     WHEREAS, both Bank and the Executive desire to embody the term and conditions of Executive's employment in this written agreement which supersedes all prior agreements, whether written or oral; and

     WHEREAS, the employment, the duration thereof, the compensation to be paid to Executive, and other terms and conditions of employment provided in this Agreement were duly fixed, stated, approved and authorized for and on behalf of Ventura County National Bancorp by action of its Board of Directors.


          1.   TERM.
               -----

          Effective March 27, 1995, Bank agrees to employ Executive as Sr. Vice President/Chief Financial Officer of Ventura County National Bancorp, and Executive hereby accepts employment with bank ("Commencement Date") and shall continue for a period of one (1) year from and after the Commencement Date. This term shall be automatically renewed year to year on the anniversary of the Commencement Date unless sooner terminated pursuant to the provisions of Sections 6 and 7 hereof. This period of employment shall be referred to herein as "the term".

          2.   DUTIES.
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          2.1  Generally.  Executive shall serve as Senior Vice President and
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Chief Financial Officer of Ventura County National Bancorp, subject to powers by law vested in the Board of Directors of Ventura County National Bancorp, and in the Bank's
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Employment Agreement
Simone Lagomarsino
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shareholders. During the term of this Employment Agreement, Executive shall perform her duties faithfully and diligently and to the best of her ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Association and Bylaws.

          2.2  Performance.  Except as provided in Paragraph 6.1 herein,
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Executive's employment after Commencement Date shall devote substantially her full energies, interest, abilities and productive times, loyally and conscientiously perform all of these duties and obligations hereunder and shall at all times strictly adhere to and obey, and instruct and require all those working under and with her strictly to adhere and obey, all applicable federal and state laws, statutes, rules and regulations to the end that Bank shall at all times be in full compliance with such laws, statutes, rules and regulations.

          3.   COMPENSATION
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          3.1  Operating Period.  During the "term," Executive shall receive an
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annual base raise in the amount of Ninety-Seven Hundred Dollars ($9,700)
payable in accordance with the normal payroll periods at the Bank, and Executive's reasonable and necessary out-of-pocket expenses.

          3.2  Executive Incentive Plan.  In the event the Board of Directors
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installs a management incentive program, Executive will be eligible to participate.

          4.   EXECUTIVE BENEFITS
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          4.1  Group Medical and Life Insurance Benefits.  The Bank shall
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provide for Executive participation in medical, life insurance benefits, long term disability benefits to the same extent that such benefits are available to other employees of the Bank.

          4.2  Business Expense.  Executive shall be entitled to reimbursement
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by Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for Bank during the Term, which types of expenditures shall be determined by the Board of Directors, provided that:

                    (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank s a business expense and not as deductible compensation to Executive.
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Employment Agreement
Simone Lagomarsino
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                    (b) Executive furnishes to Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of Bank and not as deductible compensation to Executive.

          4.3  Automobile.  Executive shall receive an automobile allowance in
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the sum of Five Hundred Dollars ($500) per month during the term of this
Agreement.

          4.4  Stock Options. Executive shall be entitled to participate in the
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Ventura County National Bancorp Stock Option Plan.  Attached hereto marked as
Exhibit "A" is the Incentive Stock Option Agreement between Executive and Bancorp whereby Executive is granted an option for 10,000 shares.

          4.5  Vacation. Executive shall be entitled to a vacation during the
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term for which vacation shall be four (4) weeks during the first year of the
Term and such vacation shall accrue at the rate of 1.67 days for each month of service under this Agreement; provided, however, that each year of the Term, Executive shall be required to and shall take at least two (2) consecutive weeks of said vacation. Any vacation time not used by the 75th day of the following year will be paid out to Executive on the March 15th payroll.

          4.6  401K.  Executive shall be eligible to participate in the Bank's
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401K Plan subject to the terms and conditions thereof.

          5.   PROPERTY RIGHTS
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          5.1   Trade Secrets.  During the Term, Executive may have access to
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and become acquainted with various trade secrets which are owned by the Bank and which may regularly be used in the operation of the Bank. Executive shall not disclose any such trade secrets, directly or indirectly, or use them in any way, during the Term or at any time thereafter, except as required pursuant to the provisions of this Agreement. All such trade secrets, including, but not by way of limitation, any and all files, records, documents, specifications, equipment, customer lists and similar items relating to the business of the
Bank, whether prepared by Executive or otherwise, coming into Executive's possession, shall remain the exclusive property of the Bank and shall not be removed from the premises of the Bank under any circumstances whatsoever without the prior written consent of the Board.
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Employment Agreement
Simone Lagomarsino
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          5.2  Other Property.  Under termination of this Agreement, Executive
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shall immediately deliver to the Board any and all property in Executive's possession or under Executive's control belonging to the Bank, in good condition, ordinary wear and tear and damage by any cause beyond Executive's reasonable control excepted.

          6.   ADDITIONAL OBLIGATIONS
               ----------------------

          6.1  Covenant Not to Compete.  During the Term, Executive shall not
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directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer or director, or in any other individual or representative capacity, engage or participate in any business or activity that is in any way in competition in any manner whatsoever with the business of Bancorp.

          7.   TERMINATION
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          Pursuant to the Provisions Of 12 U.S.C. Section 24 and California
Labor Code Section 2922 establishing the Executive's employment is "at will" and any and all other provisions of this Agreement to the contrary notwithstanding, Executive's employment hereunder may be terminated.

          7.1  Without Cause.  In the sole and absolute discretion of the Board
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of Directors for any cause whatsoever; provided, however, that if such termination occurs during the Term, and is for any cause other than any more particularly described in Sections 7.2 or 7.3 hereof, Executive shall receive severance payment of six (6) months of the then current annual salary as stated in Section 3.1 above, in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination.

          7.2  Death or Disability.  Upon Executive's death or medical or legal
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disability to continue her duties hereunder as the Chief Financial Officer of the Bank, provided, that if such termination occurs as a result of such medical disability, Executive Shall receive severance payment in an amount equal to six months of the annual base salary in effect hereunder at the date of such termination in full and complete satisfaction of any and all rights which Executive might enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination.
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Employment Agreement
Simone Lagomarsino
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          7.3  With Cause.  In the event of Executive's willful breach or
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habitual neglect of her duties and obligations under this Agreement, her conviction of a felony or the closing of the Bank under order of the Comptroller or any other governmental regulator or competent jurisdiction, in which event Executive shall not be entitled to receive any severance payment.

          7.4  Change in Ownership or Control.  In the event of a change in
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ownership or control occurs prior to the Executive's completion of this
Agreement and if the Executive's position is either eliminated or materially changed, the Executive shall receive six (6) months of the then current annual salary as stated in Section 3.1 above in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination. Change of ownership shall have occurred on the date when more than fifty per cent (50%) of the then outstanding shares of the Bank are held by a person or group of persons (whether or not acting in concert) not the holder of more than fifty per cent (50%) of the shares on the Commencement Date of this Agreement.

          7.5  General Release of Claims.  As a material inducement to the Bank
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to enter into this Agreement, including payment of severance pay as stated in
Sections 7.1, 7.2 and 7.4, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Bank and each of its owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them, (collectively "Releases"), or any of them, from any and all complaints, claims liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, including the Age discrimination in Employment Act and the Older Workers Benefit Protection Act, known or unknown, ("Claim" or "Claims"), which Executive now has, owns, or holds or claims to have, own or hold, or which Employee at any time heretofore had, owned, or held, or claimed to have, own, or hold, or which Employee at any time hereinafter may have, own or hold, or claim to have, own, or hold, against each or any of the Releases.
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Employment Agreement
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          7.6  Civil Code Section 1542.  Executive expressly waives and
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relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and does so understand and acknowledge the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the releases, which if known by him must have materially affected his settlement with the debtor."

          7.7  Payment of Severance.  The Bank shall pay the Executive six (6)
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months as stated in Sections 7.1, 7.2 and 7.4 in a gross amount, not as wages and not subject to deduction of any state or federal wages, but subject to issuance of IRS Form 1090. In the event that any state or federal taxing agency determines that said sum, or any part thereof, is taxable income, it shall be the Executive's sole responsibility to pay any and all assessed taxes.
Executive shall hold the Bank harmless to the fullest extent possible pursuant to law and indemnify the Bank concerning the tax consequences, if any, to the fullest extent possible.

          7.8 The Bank agrees to indemnify Executive to pursuant to California law for any and all acts performed during the course and scope of Executive's employment. At all times during the employment, the Bank shall maintain directors and officers liability insurance coverage for Executive.

          7.9  Continuation of Health Insurance Upon Termination.  If the Bank
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terminates the employment of Executive without cause or upon a change of control as provided above, the Bank will issue notice of continuation of health insurance pursuant to federal law, COBRA, and will pay the Executive the equivalent of six months of health insurance depending upon whether termination was without cause or change of control.

          8.   MISCELLANEOUS
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          8.1  Notice.  Any and all notices and other communications hereunder
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shall be in writing and shall be deemed to have been duly given when delivered personally or forty-eight hours after being mailed or certified or registered mail, return receipt requested, postage prepaid to the addresses set forth above or to such addresses as may from time to time be designated in writing.
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Employment Agreement
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     8.2  Time.  Time is of the essence of this Agreement with respect to each
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and every provision of this Agreement in which time is a factor.

          8.3  Entire Agreement.  Agreement and Attachment "A" set forth the
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entire agreement between Executive and Bank pertaining to the subject matter hereof, fully supersedes any and all or prior agreements or understandings between Executive and any other persons on behalf of the Bank pertaining to the subject matter hereof and no change in modification of or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing and signed and dated by Executive and Bank.

          8.4  Further Assurances.  Executive and Bank, without the necessity of
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any further consideration, agree to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the purposes and subject matter of this Agreement.

          8.5  Applicable Law.  The existence, validity, construction and
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operational effect of this Agreement, any and all of these covenants, agreements, representations, warranties, terms and conditions and the rights and obligations of Executive and Bank hereunder shall be determined in accordance with the regulations of the Comptroller provided, however, that any provision of this Agreement which my be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

          8.6 Controversy.  In the event of any controversy,  claim, or dispute
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between Executive, Bank and Bancorp arising out of or relating to this
Agreement, the prevailing party shall be entitled to recover as costs from the nonprevailing party reasonable expenses, including, but not by way of limitation, attorneys' fees and accountant fees.

          8.7  Arbitration.  Any dispute regarding any aspect of  this
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Agreement, including but not limited to its formation, performance or breach
("arbitrable dispute"), shall be submitted to arbitration in Los Angeles County, California, before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive form for resolving such claim or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such
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Employment Agreement
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arbitration shall be awarded its costs, expenses, and actual attorneys' fees incurred in connection with the arbitration. The Bank and Executive shall each be responsible for Payment of one-half the amount of the arbitrator's feels). The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of Ventura. Should any part to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

          8.8  Headings and Gender.  The section headings used in this for the
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convenience of reference and shall not in any way or amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement and the masculine, feminine, or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

          8.9  Successors.  The covenants, agreements, representations,
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warranties, terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Executive and Bank, provided however that Executive may not assign any or all of her rights or duties hereunder except upon the prior written consent of the Board in its sole and absolute discretion.

DATED:

                              VENTURA COUNTY NATIONAL BANCORP



                              By _______________________________
                                 Richard S. Cupp
                                 President and C.E.O.

DATED:

                                 _______________________________
                                 Simone Lagomarsino
                                 Chief Financial Officer